Exhibit 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

February 14, 2006

Vital Living, Inc.
5080 N. 40th Street
Suite 105
Phoenix, Arizona 85018

Re:	Registration of 50,808,446 shares of common stock, par value $0.001 per share, of Vital Living, Inc., pursuant to a Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as legal counsel to Vital Living, Inc., a Nevada corporation (the “Company”), in connection with Registration Statement on Form SB-2 described herein (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 14, 2006 under the Securities Act of 1933, as amended. The Registration Statement relates to the resale of an aggregate of 50,808,446 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) currently outstanding or that may be issued upon conversion of notes and exercise of outstanding stock options and warrants, as set forth in further detail in the prospectus contained in the Registration Statement under the caption “Principal and Selling Stockholders.” The shares outstanding and listed in such table are referred to herein as the “Outstanding Shares;” the shares issuable upon exercise of the warrants are referred to herein as the “Warrant Shares;” the shares issuable upon exercise of the stock options are referred to herein as the “Option Shares;” and the shares issuable upon conversion of notes are referred to herein as the “Conversion Shares.” The Outstanding Shares may be, and upon issuance, the Warrant Shares, Option Shares, and Conversion Shares may be, sold from time to time by the Company’s stockholders listed in the Registration Statement (the “Selling Stockholders”).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that as of the date hereof, (a) the Shares have been duly authorized; (b) the Outstanding Shares have been validly issued, and are fully paid and nonassessable; and (c) the Warrant Shares, Option Shares, and Conversion Shares, when issued upon exercise in accordance with the respective warrant and option agreement and notes, will be validly issued, fully paid, and nonassessable.

For purposes of our opinion, we have assumed the payment by the Selling Stockholders of the full amount of the exercise price due from them to the Company upon exercise of the warrants and options. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the states of Nevada and Arizona.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the states of Nevada and Arizona. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon, by any other person, firm, or corporation for any purpose, without our prior written consent.

We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 for this same offering, the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig LLP